Exhibit 99.1
Caesars Entertainment, Inc. Reports First Quarter 2022 Results

LAS VEGAS and RENO, Nev. (May 3, 2022) – Caesars Entertainment, Inc., (NASDAQ: CZR) (“Caesars,” “CZR,” “CEI” or “the Company”) today reported operating results for the first quarter ended March 31, 2022.
First Quarter 2022 and Recent Highlights:
•GAAP net revenues of $2.3 billion versus $1.8 billion for the comparable prior-year period.
•GAAP net loss of $680 million compared to a net loss of $423 million for the comparable prior-year period.
•Same-store Adjusted EBITDA of $296 million versus $521 million for the comparable prior-year period.
•Same-store Adjusted EBITDA, excluding our Caesars Digital segment, of $850 million versus $530 million for the comparable prior-year period.
Tom Reeg, Chief Executive Officer of Caesars Entertainment, Inc., commented, “Our first quarter operating results reflect sequential improvement each month of the quarter in revenues and EBITDA. Our Las Vegas segment posted an all-time first quarter EBITDA record and our regional segment delivered solid EBITDA and margin growth. Consumer trends remain healthy and we are optimistic for the balance of the year.”
First Quarter 2022 Financial Results Summary and Segment Information
After considering the effects of our recent acquisitions and planned or completed divestitures, the following tables present adjustments to net revenues, net income (loss) and adjusted EBITDA as reported, in order to reflect a same-store basis:

Net Revenues
	Three Months Ended March 31,
(In millions)	2022	2021	2021 Pre-Cons Balt & Pre-Acq WH US (a)(b)	Less: 2021 Divest (c)	2021 Total (d)	% Change
Las Vegas	$914	$497	$—	$—	$497	83.9%
Regional	1,363	1,191	51	(41)	1,201	13.5%
Caesars Digital	(53)	39	104	—	143	*
Managed and Branded	66	61	(10)	—	51	29.4%
Corporate and Other	2	4	—	—	4	(50.0)%
Caesars	$2,292	$1,792	$145	$(41)	$1,896	20.9%

Net Income (Loss)
	Three Months Ended March 31,
(In millions)	2022	2021	2021 Pre-Cons Balt & Pre-Acq WH US (a)(b)	Less: 2021 Divest (c)	2021 Total (d)	% Change
Las Vegas	$168	$(67)	$—	$—	$(67)	*
Regional	124	65	4	(20)	49	153.1%
Caesars Digital	(576)	(8)	(11)	—	(19)	*
Managed and Branded	(211)	15	(3)	7	19	*
Corporate and Other	(185)	(428)	—	—	(428)	(56.8)%
Caesars	$(680)	$(423)	$(10)	$(13)	$(446)	52.5%

Adjusted EBITDA (e)
	Three Months Ended March 31,
(In millions)	2022	2021	2021 Pre-Cons Balt & Pre-Acq WH US (a)(b)	Less: 2021 Divest (c)	2021 Total (d)	% Change
Las Vegas	$400	$162	$—	$—	$162	146.9%
Regional	459	393	11	(17)	387	18.6%
Caesars Digital	(554)	(2)	(7)	—	(9)	*
Managed and Branded	20	21	(1)	—	20	—%
Corporate and Other	(29)	(39)	—	—	(39)	(25.6)%
Caesars	$296	$535	$3	$(17)	$521	(43.2)%
____________________
*Not meaningful
(a)Represents results of operations for Horseshoe Baltimore for periods prior to the consolidation resulting from the Company’s increase in its ownership interest on August 26, 2021. Such figures are based on unaudited internal financial statements and have not been reviewed by the Company’s auditors and do not conform to GAAP.
(b)Pre-acquisition William Hill US represents results of operations for periods prior to the acquisition. Such figures are based on unaudited internal financial statements and have not been reviewed by the Company’s auditors and do not conform to GAAP.
(c)Divestitures for the three months ended March 31, 2021 include results of operations for MontBleu and Tropicana Evansville and discontinued operations of Caesars Southern Indiana, Harrah’s Louisiana Downs and Caesars UK group. Such figures are based on unaudited internal financial statements and have not been reviewed by the Company’s auditors and do not conform to GAAP.
(d)Excludes results of operations from divestitures as detailed in (c) and includes results of operations of Horseshoe Baltimore for periods prior to the consolidation and William Hill US prior to the acquisition for the relevant period. Such presentation does not conform to GAAP or the Securities and Exchange Commission rules for pro forma presentation; however, we believe that the additional financial information will be helpful to investors in comparing current results with results of prior periods. This is non-GAAP data and should not be considered a substitute for data prepared in accordance with GAAP, but should be viewed in addition to the results of operations reported by the Company.
(e)Adjusted EBITDA is not a GAAP measurement and is presented solely as a supplemental disclosure because the Company believes it is a widely used measure of operating performance in the gaming industry. See “Reconciliation of GAAP Measures to Non-GAAP Measures” below for a definition of Adjusted EBITDA and a quantitative reconciliation of Adjusted EBITDA to net income (loss), which the Company believes is the most comparable financial measure calculated in accordance with GAAP.

Balance Sheet and Liquidity
As of March 31, 2022, Caesars had $14.3 billion in aggregate principal amount of debt outstanding. Total cash and cash equivalents were $814 million, excluding restricted cash of $451 million.

(In millions)	March 31, 2022	December 31, 2021
Cash and cash equivalents	$814	$1,070

Bank debt and loans	$6,955	$6,972
Notes	7,300	7,300
Other long-term debt	51	51
Total outstanding indebtedness	$14,306	$14,323

Net debt	$13,492	$13,253
As of March 31, 2022, our cash on hand and revolving borrowing capacity was as follows:

(In millions)	March 31, 2022
Cash and cash equivalents	$814
Revolver capacity (a)	2,030
Revolver capacity committed to letters of credit	(90)
Available revolver capacity committed as regulatory requirement	(48)
Total	$2,706
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(a)Revolver capacity includes $995 million under our CEI Revolving Credit Facility, as amended, maturing in July 2025, $1,025 million under our CRC Revolving Credit Facility, maturing in December 2022 and $10 million under our Baltimore Revolving Credit Facility, maturing in July 2022.

“Our properties are performing above expectations and we anticipate significant debt reduction in 2022 through a combination of strong operating cash flows and expected asset sale proceeds,” said Bret Yunker, Chief Financial Officer.
Reconciliation of GAAP Measures to Non-GAAP Measures
Adjusted EBITDA (described below), a non-GAAP financial measure, has been presented as a supplemental disclosure because it is a widely used measure of performance and basis for valuation of companies in our industry and we believe that this non-GAAP supplemental information will be helpful in understanding our ongoing operating results. Management has historically used Adjusted EBITDA when evaluating operating performance because we believe that the inclusion or exclusion of certain recurring and non-recurring items is necessary to provide a full understanding of our core operating results and as a means to evaluate period-to-period results. Adjusted EBITDA represents net income (loss) before interest income or interest expense, net of interest capitalized, (benefit) provision for income taxes, (gain) loss on investments and marketable securities, depreciation and amortization, stock-based compensation, impairment charges, transaction expenses, severance expense, selling costs associated with the divestitures of properties, equity in income (loss) of unconsolidated affiliates, (gain) loss on the sale or disposal of property and equipment, (gain) loss related to divestitures, changes in the fair value of certain derivatives and certain non-recurring expenses such as sign-on and retention bonuses, business optimization expenses and transformation expenses, certain litigation awards and settlements, contract exit or termination costs, and certain regulatory settlements. Adjusted EBITDA also excludes the expense associated with certain of our leases as these transactions were accounted for as financing obligations and the associated expense is included in interest expense. Adjusted EBITDA is not a measure of performance or liquidity calculated in accordance with GAAP. It is unaudited and should not be considered an alternative to, or more meaningful than, net income (loss) as an indicator of our operating performance. Uses of cash flows that are not reflected in Adjusted EBITDA include capital expenditures, interest payments, income taxes, debt principal repayments, payments under our leases with affiliates of GLPI and VICI Properties, Inc. and certain regulatory gaming assessments, which can be significant. As a result, Adjusted EBITDA should not be considered as a measure of our liquidity. Other companies that provide EBITDA information may calculate Adjusted EBITDA differently than we do. The definition of Adjusted EBITDA may not be the same as the definitions used in any of our debt agreements.
Conference Call Information
The Company will host a conference call to discuss the Company’s results on May 3, 2022 at 2 p.m. Pacific Time. Participants should dial 833-665-0647, or 914-987-7309 for international callers and enter Conference ID 8183518 approximately 10 minutes before the call start time. The call will also be accessible on the Investor Relations section of Caesars Entertainment’s website at https://investor.caesars.com.
About Caesars Entertainment, Inc.
Caesars Entertainment, Inc. (NASDAQ: CZR) is the largest casino-entertainment company in the US and one of the world’s most diversified casino-entertainment providers. Since its beginning in Reno, NV, in 1937, Caesars Entertainment, Inc. has grown through development of new resorts, expansions and acquisitions. Caesars Entertainment, Inc.’s resorts operate primarily under the Caesars®, Harrah’s®, Horseshoe®, and Eldorado® brand names. Caesars Entertainment, Inc. offers diversified gaming, entertainment and hospitality amenities, one-of-a-kind destinations, and a full suite of mobile and online gaming and sports betting experiences. All tied to its industry-leading Caesars Rewards loyalty program, the company focuses on building value with its guests through a unique combination of impeccable service, operational excellence and technology leadership. Caesars is committed to its employees, suppliers, communities and the environment through its PEOPLE PLANET PLAY framework. Know When To Stop Before You Start.® Gambling Problem? Call 1-800-522-4700. For more information, please visit. www.caesars.com/corporate.
Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding our strategies, objectives and plans for future development or acquisitions of properties or operations, as well as expectations, future operating results and other information that is not historical information. When used in this press release, the terms or phrases such as “anticipates,” “believes,” “projects,” “plans,” “intends,” “expects,” “might,” “may,” “estimates,” “could,” “should,” “would,” “will likely continue,” and variations of such words or similar expressions are intended to identify forward-looking statements. Although our expectations, beliefs and projections are expressed in good faith and with what we believe is a reasonable basis, there can be no assurance that these expectations, beliefs and projections will be realized. There are a number of risks and uncertainties that could cause our actual results to differ materially from those expressed in the forward-looking statements which are included elsewhere in this press release. These risks and uncertainties include: (a) the effects of the COVID-19 public health emergency on our results of operations and the duration of such impact; (b) impacts of economic and market conditions; (c) our ability to successfully operate our digital betting and iGaming platform and expand its user base; (d) our ability to sell the William Hill International business on the disclosed terms and expected timeline; (e) risks associated with our leverage and our ability to reduce our leverage, including with proceeds of expected sale transactions; (f) the effects of competition on our business and results of operations; and (g) additional factors discussed in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Reports on Form 10-K and Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission. Other unknown or unpredictable factors may also cause actual results to differ materially from those projected by the forward-looking statements.
In light of these and other risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur. These forward-looking statements speak only as of the date of this press release, even if subsequently made available on our website or otherwise, and we do not intend to update publicly any forward-looking statement to reflect events or circumstances that occur after the date on which the statement is made, except as may be required by law.
Source: Caesars Entertainment, Inc.; CZR
Investor Relations: Brian Agnew, bagnew@caesars.com; Charise Crumbley, ccrumbley@caesars.com, 800-318-0047
Media Relations: Kate Whiteley, kwhiteley@caesars.com

CAESARS ENTERTAINMENT, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended March 31,
(In millions, except per share data)	2022	2021
REVENUES:
Casino and pari-mutuel commissions	$1,292	$1,227
Food and beverage	339	169
Hotel	383	215
Other	278	181
Net revenues	2,292	1,792
EXPENSES:
Casino and pari-mutuel commissions	1,064	587
Food and beverage	202	108
Hotel	115	81
Other	88	69
General and administrative	499	380
Corporate	69	66
Depreciation and amortization	300	265
Transaction and other operating costs, net	(35)	20
Total operating expenses	2,302	1,576
Operating income (loss)	(10)	216
OTHER EXPENSE:
Interest expense, net	(552)	(579)
Other income (loss)	4	(133)
Total other expense	(548)	(712)
Loss from continuing operations before income taxes	(558)	(496)
Benefit for income taxes	107	76
Net loss from continuing operations, net of income taxes	(451)	(420)
Discontinued operations, net of income taxes	(229)	(4)
Net loss	(680)	(424)
Net loss attributable to noncontrolling interests	—	1
Net loss attributable to Caesars	$(680)	$(423)

Net loss per share - basic and diluted:
Basic loss per share from continuing operations	$(2.11)	$(2.01)
Basic loss per share from discontinued operations	(1.07)	(0.02)
Basic loss per share	$(3.18)	$(2.03)
Diluted loss per share from continuing operations	$(2.11)	$(2.01)
Diluted loss per share from discontinued operations	(1.07)	(0.02)
Diluted loss per share	$(3.18)	$(2.03)
Weighted average basic shares outstanding	214	208
Weighted average diluted shares outstanding	214	208

CAESARS ENTERTAINMENT, INC.
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO CAESARS TO ADJUSTED EBITDA
(UNAUDITED)

Three Months Ended March 31, 2022
(In millions)	CEI
Net loss attributable to Caesars	$(680)
Discontinued operations, net of income taxes	229
Benefit for income taxes	(107)
Other income (a)	(4)
Interest expense, net	552
Depreciation and amortization	300
Transaction and other operating costs, net (b)	(35)
Stock-based compensation expense	25
Other items (c)	16
Adjusted EBITDA	$296

	Three Months Ended March 31, 2021
(In millions)	CEI	Pre-Cons. Baltimore (d)	Pre-Acq. WH US (e)	Less: Divest (f)	Total (g)
Net income (loss) attributable to Caesars	$(423)	$1	$(11)	$(13)	$(446)
Net loss attributable to noncontrolling interests	(1)	—	—	—	(1)
Discontinued operations, net of income taxes	4	—	—	(4)	—
Benefit for income taxes	(76)	—	(2)	—	(78)
Other loss (a)	133	—	—	—	133
Interest expense, net	579	3	—	—	582
Depreciation and amortization	265	4	6	—	275
Transaction and other operating costs, net (b)	20	2	—	—	22
Stock-based compensation expense	23	—	—	—	23
Other items (c)	11	—	—	—	11
Adjusted EBITDA	$535	$10	$(7)	$(17)	$521
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(a)Other income for the three months ended March 31, 2022 primarily represents the net change in fair value of investments held by the Company, foreign exchange forward contracts, and the changes in the disputed claims liability related to Former Caesars’ bankruptcy. Other loss for the three months ended March 31, 2021 primarily represents a loss on the change in fair value of the derivative liability related to the 5% Convertible Notes slightly offset by gains on foreign currency exchange and investments held by the Company.
(b)Transaction and other operating costs, net for the three months ended March 31, 2022 primarily represents a gain resulting from insurance proceeds received in excess of the respective carrying value of the assets at Lake Charles. Transaction and other operating costs, net for the three months ended March 31, 2021 primarily represents costs related to the William Hill Acquisition and the Merger, various contract or license termination exit costs, professional services, other acquisition costs and severance costs.
(c)Other items primarily represent certain consulting and legal fees, rent for non-operating assets, relocation expenses, retention bonuses, and business optimization expenses.
(d)Represents results of operations for Horseshoe Baltimore for periods prior to the consolidation due to an increase in the Company’s ownership interest on August 26, 2021. Such figures are based on unaudited internal financial statements and have not been reviewed by the Company’s auditors and do not conform to GAAP.
(e)Pre-acquisition William Hill US represents results of operations for William Hill prior to the acquisition. Such figures are based on unaudited internal financial statements and have not been reviewed by the Company’s auditors and do not conform to GAAP.
(f)Divestitures for the three months ended March 31, 2021 include results of operations for MontBleu and Tropicana Evansville and discontinued operations of Caesars Southern Indiana, Harrah’s Louisiana Downs and Caesars UK group. Such figures are based on unaudited internal financial statements and have not been reviewed by the Company’s auditors and do not conform to GAAP.
(g)Excludes results of operations from divestitures as detailed in (f) and includes results of operations of Horseshoe Baltimore for periods prior to the consolidation and William Hill US prior to the acquisition for the relevant period. Such presentation does not conform to GAAP or the Securities and Exchange Commission rules for pro forma presentation; however, we believe that the additional financial information will be helpful to investors in comparing current results with results of prior periods. This is non-GAAP data and should not be considered a substitute for data prepared in accordance with GAAP, but should be viewed in addition to the results of operations reported by the Company.